Exhibit 10.15
LE GAGA HOLDINGS LIMITED
2009 SHARE INCENTIVE PLAN
ARTICLE 1.
PURPOSE
     The purpose of the Le Gaga Holdings Limited 2009 Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Le Gaga Holdings Limited (the “Company”) by affording an incentive to certain directors, officers, advisors and key employees to remain in the employ of the Company or its wholly-owned subsidiaries (the “Subsidiaries”), and to use their best efforts on their behalf; and further to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable staff of a caliber required to insure the Company’s continued success, by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in the Company through the granting of options to purchase the Company’s stock pursuant to the terms of the Plan.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
     Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
     2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 7.
     2.2 “Applicable Laws” means (i) the laws of Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.
     2.3 “Article” means an article of this Plan.
     2.4 “Award” shall mean an Option may be awarded or granted under the Plan.
     2.5 “Board” shall mean the Board of Directors of the Company.
     2.6 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 7.1.
     2.7 “Company” shall mean Le Gaga Holdings Limited, a Cayman Islands corporation.

     2.8 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.
     2.9 “Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under (e) and (f) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
          (a) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Incumbent Board (as defined below) who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept, or
          (b) the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided, that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.
          (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Parent, Subsidiary or Related Entity);
          (d) the completion of a voluntary or insolvent liquidation or dissolution of the Company;
          (e) any reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company survives but (A) the Shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover or scheme of arrangement, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

          (f) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.
     2.10 “Director” shall mean a member of the Board, as constituted from time to time.
     2.11 “Effective Date” shall have the meaning set forth in Section 8.1.
     2.12 “Eligible Individual” shall mean any key employee of the Company, the Subsidiaries, and any other entity which may hereafter be established , including directors, officers and advisors who are an are not salaried employees.
     2.13 “Employee” means any person who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance.
     2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
          (a) “Fair Market Value” means, as of any date, the value of Shares determined as the Committee in good faith and in its discretion by reference to the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement.
     2.15 “Holder” shall mean a person who has been granted an Award.
     2.16 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
     2.17 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5.
     2.18 “Parent” means a parent corporation under Section 424(e) of the Code.
     2.19 “Plan” shall mean this Le Gaga Holdings Limited 2009 Share Incentive Plan, as it may be amended or restated from time to time.
     2.20 “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial economic interest, directly or indirectly, through ownership or contractual arrangements but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.
     2.21 “Securities Act” shall mean the Securities Act of 1933, as amended.

     2.22 “Service Recipient” means the Company, any Parent or Subsidiary of the Company and any Related Entity to which an Eligible Individual provides services as an Employee, Consultant or as a Director.
     2.23 “Share” means common share of the Company.
     2.24 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
     2.25 “Termination of Service” shall mean,
     (a) As to a Consultant, the time when the engagement of a Holder as a Consultant to a Service Recipient is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.
     (b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.
     (c) As to an Employee, the time when the employee-employer relationship between a Holder and the Service Recipient is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.
     The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Options, unless the Administrator otherwise provides in the terms of the Option Offer Letter or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary or Related Entity employing or contracting with such Holder ceases to remain a Subsidiary or Related Entity following any merger, sale of securities or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.
SHARES SUBJECT TO THE PLAN
     3.1 Number of Shares.
          (a) Subject to Section 9.1 and Section 3.1(b) the aggregate number of shares which may be issued or transferred pursuant to Awards under the Plan is 151,430,000.
          (b) To the extent that an Award terminates, expires, or lapses for any reason, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, any Parent, any Subsidiary or any Related Entity shall not be counted against Shares available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.
     3.2 Share Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, or Shares purchased on the open market.
ARTICLE 4.
GRANTING OF AWARDS
     4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
     4.2 Option Offer Letter. Each Award shall be evidenced by an Option Offer Letter, which shall be signed by a director of the Company and by the employee and which shall contain such provisions as may be approved by the Administrator.
ARTICLE 5.
OPTIONS
     5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
          (a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares.

          (b) Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option. Notwithstanding other provisions of this section 5(b), any Option granted pursuant to this Plan shall vest immediately prior to any merger, consolidation or acquisition of the Company into or with another company in which the Company’s shareholders do not retain more than 50% of the voting power in the surviving company.
          (c) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting and that a partial exercise must be with respect to a minimum number of shares. The Administrator shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.
          (d) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.
          (e) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
               (i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
               (ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Laws or regulations, and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and
               (iii) Full payment of the exercise price and applicable withholding taxes to share administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 6.1 and 6.2.

          (f) Term. The term of any Option granted under the Plan shall not exceed ten years.
          (g) Evidence of Grant. All Options shall be evidenced by an Option Offer Letter between the Company and the Holder. The Award Agreement shall include such additional provisions as may be specified by the Committee.
          (h) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Options are first exercisable by a Holder in any calendar year may not exceed U.S. $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Options are first exercisable by a Holder in excess of such limitation, the excess shall be considered Non-Qualified Options.
          (i) Expiration of Incentive Options. No Award of an Incentive Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.
          (j) Right to Exercise. During a Holder’s lifetime, an Incentive Option may be exercised only by the Holder.
ARTICLE 6.
ADDITIONAL TERMS OF AWARDS
          (a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all Applicable Laws, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
          (b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Law, rules and regulations. The Administrator may place legends on any Shares certificate or book entry to reference restrictions applicable to the Shares.
          (c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
          (d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

     6.2 Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award.
ARTICLE 7.
ADMINISTRATION
     7.1 Administrator. The Board of Directors shall appoint two directors or a working committee, to administer the Plan, which Committee shall consist of not less than two nor more than five members of the Board, to serve at the pleasure of the Board. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board.
     7.2 Duties and Powers of Committee. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 8.10.
     7.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
          (a) Designate Eligible Individuals to receive Awards;
          (b) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
          (c) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
          (d) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
          (e) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

          (f) Decide all other matters that must be determined in connection with an Award;
          (g) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
          (h) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
          (i) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
     7.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any. Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 8.
MISCELLANEOUS PROVISIONS
     8.1 Effective Date. The Plan has been adopted and approved by the Board, subject to shareholder approval. The Plan shall become be effective as of __________, 2010 (the “Effective Date”). Awards may be granted or awarded prior to such shareholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the Effective Date.
     8.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
     8.3 No Shareholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
     8.4 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
     8.5 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient. Nothing in the Plan shall be construed to limit the right of a Service Recipient: (a) to establish any other forms of incentives or compensation for Eligible Individuals, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.
     8.6 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws, rules and regulations (including but not limited to securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     8.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
     8.8 Expenses. The expenses of administering the Plan shall be borne by the Service Recipients.
ARTICLE 9.
CHANGES IN CAPITAL STRUCTURE
     9.1 Adjustments. In the event of any distribution, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the share price of a Share, the Administrator shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. The form and manner of any such adjustments shall be determined by the Administrator in its sole discretion.
     9.2 Corporate Transactions. Upon, or in anticipation of, a Corporate Transaction, the Administrator may in its sole discretion provide for the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.
     9.3 Assumption of Awards — Corporate Transactions. In the event of a Corporate Transaction, each Award may be assumed by the successor entity or Parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, an Award will be considered assumed if the Award either is (a) assumed by the successor entity or Parent thereof or replaced with a comparable Award (as determined by the Administrator) with respect to capital shares (or equivalent) of the successor entity or Parent thereof or (b) replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award.
     9.4 Outstanding Awards — Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 9, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.
     9.5 No Other Rights. Except as expressly provided in the Plan, no Holder shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.